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                                                                     EXHIBIT 3.5

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

                         -----------------------------



          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PONCA HOLDINGS, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D. 1991, AT 10 O'CLOCK A.M.





                            [SEAL]     /s/ EDWARD J. FREEL
                                     ----------------------------------------
                                       Edward J. Freel, Secretary of State


2261979 8100                           AUTHENTICATION: 9209061

981283363                                        DATE: 07-21-98














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                          CERTIFICATE OF INCORPORATION

                                       OF

                              PONCA HOLDINGS, INC.

     FIRST: The name of the Corporation shall be Ponca Holdings, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, 19901. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of business or purposes to be conducted or promoted by the Corporation are any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares, divided into classes as follows: five thousand (5,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"); and five thousand (5,000) shares shall be Common Stock, par value $.01 per share ("Common Stock").

     The Board of Directors of the Corporation is expressly authorized and vested with the authority, at any time and from time to time, to provide for the issuance of shares of Preferred Stock of the Corporation in one or more series and to establish with respect to each such series, to the extent not set forth in this Certificate of Incorporation, the voting powers, if any, full or limited, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions and any other conditions thereof, including, without limiting the generality of the foregoing, the following:

     (1) the distinctive designation and number of shares of each such series and the stated value thereof;

     (2) the amount or amounts to which the holders of the shares of each such series are entitled upon the liquidation of, or upon the distribution of assets of, the Corporation, which amounts may be different in the case of voluntary liquidation than in the case of involuntary liquidation, and the preference or relationship of such amount or amounts payable on any other class or series of capital stock of the Corporation;

     (3) whether the shares of each such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

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     (4)  the dividends, if any, payable with respect to shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or series of capital stock of the Corporation and whether such dividends shall be cumulative, partially cumulative or noncumulative;

     (5) the terms, conditions and amount of any sinking or similar purchase or other fund providing for the purchase or redemption of the shares of each such series and the manner in which the same is to be applied;

     (6) whether the shares of each such series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

     (7) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; and

     (8) any other relative, participating, optional or other special rights and preferences or qualifications, limitations or restrictions of shares of such series consistent with this Article FOURTH and applicable law, as it now exists or may be amended in the future.

     Consistent with this Article FOURTH and applicable law, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any series of Preferred Stock of the Corporation may be dependent upon facts ascertainable outside this Certificate of Incorporation or any amendment hereto, or outside the resolutions providing for the issue of such series of stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation. Except as may otherwise be required by applicable law or this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of any class of capital stock of the Corporation.

     At every meeting of stockholders of the Corporation, each share of Common Stock shall entitle the holder thereof as shown on the transfer books of the Corporation to one vote in person or by proxy.

     In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock that ranks senior to the Common Stock upon dissolution, liquidation or winding up of the affairs of the Corporation shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the preferential amount to which they are entitled, and then the holders of Common Stock and any series of



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Preferred Stock entitled to participate shall be entitled to share in the remaining net assets of the Corporation. In any such case, an equal amount of net assets shall be allocated to each share of Common Stock or series of Preferred Stock entitled to participate, if any. A merger or consolidation of the Corporation with or into any other company or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

     Any action requiring or which may require the vote of stockholders of the Corporation at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, in writing, setting forth the action to be taken, shall be signed by the holders of a designated proportion, not less than a majority, of the voting power of the shares, or of the shares of any particular class, entitled to vote thereon or to take such action, as may be provided in this Certificate of Incorporation, or their duly authorized attorneys. The Secretary shall file such consent or consents, or certify the tabulation of such consents, and file such certificate, with the minutes of the meetings of the stockholders. Any consent or consents which become effective as provided herein shall have the same force and effect as a vote of stockholders at a meeting duly held, and may be stated as such in any certificate or document filed under the Delaware General Corporation Law.

     FIFTH: No stockholder of the Corporation shall, by reason of his holding any shares of any class of the Corporation, have any preemptive or preferential right to acquire or subscribe for any treasury or unissued shares of any class of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such stockholder, and the Board of Directors of the Corporation may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of the Corporation, without offering any such shares of any class of stock of the Corporation, either in whole or in part, to the existing stockholders of any class of stock of the Corporation.

     SIXTH:  The name and mailing address of the sole incorporator is:

               Katherine P. Ellis
               One Shell Plaza
               910 Louisiana
               Houston, Texas  77002

     SEVENTH: The powers of the sole incorporator shall terminate upon the filing of this Certificate of Incorporation and the name and mailing address of the



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person who is to serve as sole Director of the Corporation until the first annual meeting of the stockholders or until his successors are elected and qualified is J. Merritt Belisle, 6714 Belmont, Houston, Texas 77005.

     EIGHTH: Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article EIGHTH. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

     NINTH: No Director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General
Corporation Law of the State of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of Directors, then the liability of each Director of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended from time to time. Any amendment or repeal of this Article NINTH shall not adversely affect any limitation or elimination of the personal liability of a Director of the Corporation existing at the time of such amendment or repeal.

     TENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     ELEVENTH: Whenever a compromise is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any


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creditor or stockholder hereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EXECUTED and effective this 3rd day of May, 1991.

                                                  /s/ KATHERINE P. ELLIS
                                                  ------------------------------
                                                      Katherine P. Ellis
                                                      Sole Incorporator


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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

                         -----------------------------


               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "PONCA HOLDINGS, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1993, AT 10 O'CLOCK A.M.





                            [SEAL]     /s/ EDWARD J. FREEL
                                     ----------------------------------------
                                       Edward J. Freel, Secretary of State


     2261979  8100                             AUTHENTICATION: 9209062

     981283363                                           DATE: 07-21-98
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                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

          PONCA HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is THE PRENTICE-HALL CORPORATION SYSTEM, INC. and the present registered office of the corporation is in the county of Kent

     The Board of Directors of PONCA HOLDINGS, INC. adopted the following resolution on the 25th day of August, 1993.

          Resolved, that the registered office of PONCA HOLDINGS, INC.

     in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, PONCA HOLDINGS, INC. has caused this statement to be signed by J. Merritt Belisle, its President and attested by Bryan J. Noteboom, its Secretary this 25th day of August, 1993


                                        By /s/ J. MERRITT BELISLE
                                           -----------------------
                                                         President
                                           -------------

ATTEST:

By: /s/ BRYAN J. NOTEBOOM
    ---------------------
                Secretary
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